Exhibit (e)(8)
AMENDMENT TO ETF DISTRIBUTION AGREEMENT

AMENDMENT made as of __________, 2024 to the ETF Distribution Agreement (the “Agreement”) made as of August 1, 2022 between AB ACTIVE ETFs, INC., a Maryland corporation (the “Company”), and Foreside Fund Services, a Delaware limited liability company (the “Distributor”). Capitalized terms not defined herein have the meaning set forth in the Agreement.

WITNESSETH

WHEREAS, the Company and the Distributor are parties to the Agreement;

WHEREAS, the Company and the Distributor wish to amend the Agreement in the manner set forth herein;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1. Amendment of Agreement. EXHIBIT A to the Agreement is amended by deleting it in its entirety and replacing it with the following:

Funds:
AB Ultra Short Income ETF
AB Tax-Aware Short Duration Municipal ETF
AB US Low Volatility Equity ETF
AB US High Dividend ETF
AB Disruptors ETF
AB High Yield ETF
AB US Large Cap Strategic Equities ETF
AB Conservative Buffer ETF
AB Corporate Bond ETF
AB Core Plus Bond ETF
AB Tax-Aware Intermediate Municipal ETF
AB Tax-Aware Long Municipal ETF
AB International Low Volatility Equity ETF
AB Short Duration High Yield ETF
AB Short Duration Income ETF
AB International Buffer ETF
AB Moderate Buffer ETF

2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.
[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

AB ACTIVE ETFs, INC.

__________________________________
By:
Title:

FORESIDE FUND SERVICES

__________________________________
By:
Title: